Exhibit 99.1

NexCen Brands Reports 2007 Financial Results

NEW YORK--(BUSINESS WIRE)--NexCen Brands, Inc. (Nasdaq: NEXC) recorded revenue of $34.4 million in 2007, its first full year of brand-management operations. This compares to $1.9 million in 2006, which included less than two months of comparable operations with just one brand.

On a GAAP basis, the company recorded a net loss of $4.6 million, or $0.09 per share, for 2007.

On a non-GAAP basis, we earned $4.9 million, or $0.09 per diluted share. This excludes the non-cash expenses of depreciation and amortization, stock based compensation, and the provision for deferred income taxes; as well as the loss from discontinued operations. EBITDA, as adjusted, was $8.8 million, or 26 percent of revenue. Schedules that reconcile non-GAAP measures to the most comparable GAAP measures are attached.

For the fourth quarter of 2007, revenue was $10.3 million, up from $1.9 million in the fourth quarter of 2006. On a GAAP basis, the net loss for the quarter was $3.8 million, or $0.07 per share. On a non-GAAP basis, net income was $0.3 million.

“We have now completed the first year of our long-term plan to acquire and manage internationally-recognized franchise and consumer brands, and we have made dramatic progress,” said CEO Robert W. D’Loren. “We have acquired nine strong brands. We have assembled a first-class team of experienced professionals at NexCen – and partnered with industry-leading designers, manufacturers, and franchise operators worldwide.

“From a financial perspective, we earned $0.09 per share on a non-GAAP basis, two cents short of our goal for 2007. But we have an additional $0.07 per share of net deferred revenue on our balance sheet, reflecting $4.7 million of franchise sales that have already been made, but cannot be recognized as revenue until the stores are opened.

“Looking ahead, our emphasis will be on marketing, franchise sales, and operational excellence, which will drive cash flow and profitability. At the same time, we intend to continue to acquire complementary brands. We will maintain our disciplined approach to acquisitions, buying companies only if they immediately add to shareholder value. We are very excited about our business and the many opportunities that we are pursuing.”

Earnings Guidance

NexCen Brands is reaffirming the current expectations of earning $0.27 to $0.30 per diluted share on a non-GAAP basis in 2008.

Revenue Summary

In 2007, we earned revenue from three sources: fees from licensing our Bill Blass and Waverly brands; royalties from our franchisees’ sales to consumers; and franchise fees from the opening of new franchise stores.

Revenue for the quarter was about $2 million short of our expectations due to delays in store openings and franchise-unit sales.

Under GAAP, the timing of franchise fee revenue recognition is tied to the opening of stores. Even though franchise fees are paid up front and are typically non-refundable, accounting rules permit us to recognize franchisee fees only upon the opening of the relevant franchise unit.

In addition, delays in completing regulatory requirements necessary for us to sell newly acquired franchise brands reduced our sales of new franchises in 2007. We expect to reduce the time associated with store openings and regulatory compliance going forward.

Acquisition Financing

Our objective is to acquire from three to five brands per year in 2008 and 2009. Our acquisitions are financed with a combination of debt, cash on hand, and stock. We currently have borrowed the full amount under our $180 million credit facility with BTMU Capital Corporation. We are exploring opportunities to convert this credit facility into a long-term, fixed-rate security. Our management team has a successful track record of underwriting and placing securities of this nature in various economic environments. Therefore, we expect to continue to have access to capital.

Margins

During the past year, we have invested in building an experienced management team and the infrastructure at NexCen University to fully support our consumer-brand and franchise operations. This platform was designed with capacity for anticipated acquisitions over the next two years. Our brand operating margin for 2007 based on EBITDA, as adjusted, was 53 percent. We expect margins to improve as we add accretive acquisitions to this relatively fixed-cost base.

Taxes

As a result of our predecessor businesses, we have Net Operating Loss (NOL) carry forwards of approximately $766 million that can be used to offset federal income taxes through 2026. Therefore, we expect to pay minimal federal income taxes for the foreseeable future.

Nevertheless, GAAP accounting rules require us to book a non-cash deferred income tax expense even though we do not expect that we will ever be required to pay such tax. This expense amounted to $3.1 million in 2007. The actual cash tax paid for 2007 was $0.7 million and is reported in current tax expense in our financial statements. This consists primarily of state, local and foreign taxes.

Conference Call

Specific details regarding our financial results for 2007 are contained in the attached tables. In addition, we will host a conference call to discuss these results today at 8:30 a.m. ET. A live webcast of the conference call will be available to all investors at the NexCen website, www.nexcenbrands.com. You may participate on the call at the following telephone numbers: (800) 922-9655 (domestic); (973) 935-2407 (international); access code: 37307712.

A replay of the call will be available through March 28. To access the replay, please call (800) 642-1687 (domestic) or (706) 645-9291 (international); access code: 37307712. An online archive will also be available on the company’s website for at least 30 days.

About NexCen Brands

NexCen Brands, Inc. is a vertically integrated global brand management company focused on assembling a diversified portfolio of intellectual-property-centric companies operating in the consumer branded products and franchise industries. The company owns, licenses, franchises and markets a growing portfolio of consumer and franchise brands including The Athlete's Foot, Bill Blass, Great American Cookies, MaggieMoo's, Marble Slab Creamery, Pretzel Time, Pretzelmaker, Shoebox New York and Waverly.

The company licenses and franchises its brands to a network of leading retailers, manufacturers and franchisees that includes every major segment of retail distribution from the luxury market to the mass market in the U.S. and in over 50 countries around the world, and consists of approximately 1,900 franchised stores. NexCen, through its information technology, franchisee support systems and advertising, marketing and public relations team, markets its brands to continually drive greater consumer awareness and brand equity for each of its brands. NexCen touches nearly every aspect of a consumer's lifestyle from the food they eat to the furnishings in their homes and the clothes and footwear they purchase.

Forward-Looking Statement Disclosure

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of our business, plans to expand the offerings of our brands and businesses, expectations for the future performance of our brands and comments about estimated or anticipated future financial results. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions as they relate to the company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) our acquisitions may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (2) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (3) any failure to meet our debt obligations would adversely affect our business and financial conditions, (4) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (5) we depend on the success of our licensees and franchisees for future growth, (6) our ability to increase profitability may depend on our ability to identify and acquire suitable acquisitions on favorable terms, so that we can increase our revenues and our operating income, (7) our ability to grow through acquisitions will depend on the availability of capital to complete acquisitions, (8) volatility in the price of our common stock may cause prospective sellers to be less willing to accept shares of our common stock as consideration for a portion of future acquisitions and may make such acquisitions more dilutive (if price of our common stock declines), (9) we may be not able to use our tax loss carry forwards because we may not generate taxable income, and (10) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NEXCEN BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	DECEMBER 31,
	2007	2006
ASSETS	(Unaudited)
Cash and cash equivalents	$46,345	$83,536
Trade receivables, net of allowances of $1,173 and $530	6,985	2,042
Other receivables	2,747	511
Restricted cash	5,274	—
Prepaid expenses and other current assets	3,679	2,210
Total current assets	65,030	88,299

Property and equipment, net	4,200	389
Goodwill	67,127	15,607
Trademarks	207,012	49,000
Other intangible assets, net of amortization	7,546	3,792
Deferred financing costs and other assets	2,485	—
Restricted cash	1,656	1,298
Total Assets	$355,056	$158,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$7,880	$5,197
Deferred revenue	4,653	40
Current portion of long-term debt	6,340	—
Acquisition related liabilities	6,647	4,000
Total current liabilities	25,520	9,237

Long-term debt	103,238	—
Deferred tax liability	23,604	218
Acquisition related liabilities	3,796	—
Other long-term liabilities	3,033	2,317
Total liabilities	159,191	11,772

Commitments and Contingencies

Minority Interest	3,040	—

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2007 and 2006, respectively	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 55,517,475 and 47,966,085 shares issued and outstanding as of December 31, 2007 and 2006, respectively	557	481
Additional paid-in capital	2,667,920	2,615,742
Treasury stock	(1,757)	(352)
Accumulated deficit	(2,473,895)	(2,469,258)
Total stockholders’ equity	192,825	146,613
Total liabilities and stockholders’ equity	$355,056	$158,385

NEXCEN BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	YEAR ENDED DECEMBER 31,
	2007	2006	2005
Revenues:	(Unaudited)
Royalty revenues	$15,324	$1,175	$—
Licensing revenues	15,542	—	—
Franchise fee revenues	3,518	749	—
Total revenues	34,384	1,924	—

Operating expenses:
Selling, general and administrative expenses:
Brands	(14,391)	(453)	—
Corporate	(12,569)	(7,261)	(3,645)
Professional fees:
Brands	(1,605)	(115)	—
Corporate	(1,552)	(1,034)	(1,444)
Depreciation and amortization	(1,619)	(471)	(159)
Restructuring charges	—	(1,079)	7
Total operating expenses	(31,736)	(10,413)	(5,241)

Operating income (loss)	2,648	(8,489)	(5,241)

Non-operating income (expense):
Interest income	2,100	2,637	1,478
Interest expense	(5,099)	—	—
Other income (expense), net	318	700	231
Minority interest	(269)	—	—
Investment loss, net	—	—	(19)
Total non-operating income (expense)	(2,950)	3,337	1,690

Loss from continuing operations before income taxes	(302)	(5,152)	(3,551)
Income taxes:
Current	(682)	(81)	—
Deferred	(3,067)	—	—

Loss from continuing operations	(4,051)	(5,233)	(3,551)

Discontinued operations:
Income (loss) from discontinued operations, net of tax expense of $64 for 2006	(586)	2,358	225
Gain (loss) on sale of discontinued operations	—	755	(1,194)

Net loss	$ (4,637)	$ (2,120)	$ (4,520)

Loss per share (basic and diluted) from continuing operations	$(0.08)	$(0.11)	$(0.08)
Income (loss) per share (basic and diluted) from discontinued operations	(0.01)	0.07	(0.02)
Net loss per share – basic and diluted	$(0.09)	$(0.04)	$(0.10)

Weighted average shares outstanding - basic and diluted	51,889	45,636	44,006

Non-GAAP Financial Measures

In evaluating and managing the operating performance of our business, as a supplement to our financial results presented in accordance with US generally accepted accounting principles (GAAP), we use certain Non-GAAP financial measures that exclude certain expenses, such as stock compensation expense and provision for income taxes, which are required by GAAP. We believe that these Non-GAAP measures, when viewed together with our GAAP results, help us understand our operating performance and evaluate both our historical and potential future results. Management uses these supplemental Non-GAAP measures internally to manage our business and make operating decisions. Management also uses these Non-GAAP measures, along with GAAP financial results, in planning for and forecasting future periods. We believe that presenting this information to investors along with the GAAP results helps investors understand how management views our business.

The key Non-GAAP measures we use are Adjusted EBITDA, Adjusted EBITDA for the Brand Business, Non-GAAP Net Income, and Non-GAAP Net Income per share and per diluted share. Many investors evaluate our business and similar businesses (including those of our competitors) in light of these (and other similar) non-GAAP measures, as well as the GAAP results. For example, NexCen believes that securities analysts, investors and other interested parties frequently look to Adjusted EBITDA as a supplemental, Non-GAAP measure of operating performance and of debt service capacity. The Non-GAAP adjustments, and our basis for excluding them, are discussed below.

Adjusted EBITDA. We believe that Adjusted EBITDA, which is a Non-GAAP financial measure, when considered along with GAAP measures such as net income (loss) and operating income (loss), provides an additional measure of operating performance and liquidity. NexCen defines Adjusted EBITDA as net income (loss) after adjusting to add back depreciation and amortization, stock based compensation, interest expense (net of interest income), minority interest expense, the provision for income taxes, and income or loss from discontinued operations. Adjusted EBITDA from brand operations, which is also a Non-GAAP measure, is calculated by adding back to Adjusted EBITDA corporate SG&A expenses and corporate professional fees, as these are costs not directly related to operating the brands. They include M&A activities and the costs of being a public company.

Management also believes that Adjusted EBITDA, when viewed in conjunction with GAAP results and the following reconciliation, assists NexCen in comparing its operating performance on a consistent basis, as it excludes the impact of NexCen's capital structure (primarily interest expenses), asset base (primarily depreciation and amortization), and other non-cash expenses (stock based compensation), items outside the control of the management team (taxes) and the impact of discontinued operations. Adjusted EBITDA also assists NexCen in comparing its liquidity on a consistent basis by providing a measure to demonstrate cash flow available from continuing operations for the payment of debt service.

Non-GAAP Net Income. Management believes that Non-GAAP Net Income also is an important supplemental measure of operating performance and liquidity. Management uses this Non-GAAP measure to evaluate the profitability of the business after accounting for interest expense and current, cash tax liabilities. NexCen defines Non-GAAP Net Income as net income (loss) after adjusting to add back depreciation and amortization, stock based compensation, the provision for deferred income taxes and income (loss) from discontinued operations. These adjustments exclude from GAAP net income (loss) certain non- cash expenses (depreciation and amortization, stock based compensation and the provision for deferred income taxes) and the results of discontinued operations (which may include both cash and non-cash items).

Non-GAAP Net Income per diluted share is a Non-GAAP measure that should be considered along with net income (loss) per diluted share and income (loss) per diluted share from continuing operations. Non-GAAP Net Income per diluted share is Non-GAAP Net Income divided by the weighted average outstanding number of shares outstanding on a diluted basis.

Non-GAAP Guidance. NexCen provides forecasts of non-GAAP diluted earnings per share. Forecasted non-GAAP diluted earnings per share is defined to exclude the forecasted effects of depreciation and amortization, stock based compensation, the provision for deferred income taxes and income (loss) from discontinued operations during the relevant period. NexCen's management uses forecasts of non-GAAP diluted earnings per share for purposes of evaluating NexCen's prospective financial performance. NexCen believes that providing forecasts of non-GAAP diluted earnings per share to investors provides investors with the information used by NexCen's management in our financial and operational decision-making. Forecasts of non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP. The most directly comparable forward-looking GAAP measures are net income (loss) per diluted share and income (loss) per diluted share from continuing operations. The company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because the company cannot reliably forecast deferred income taxes and other variables related to the timing and nature of acquisitions. The unavailable reconciling items could significantly impact the company's future reported financial results on a GAAP basis.

These Non-GAAP measures should not be considered a substitute for net income, income from operations or cash flows provided by or used in operations, net income (loss) per diluted share, or income (loss) per diluted share from continuing operations, as determined in accordance with GAAP. In evaluating the Non-GAAP measures, investors should be aware that in the future NexCen may incur expenses similar to those that have been excluded from the Non-GAAP financial measures as a result of the adjustments described above. Also, investors should keep in mind that certain excluded items represent cash expenses (such as the provision for current income taxes and some portions of the results of discontinued operations). The provision for deferred taxes is a non-cash item. Accordingly, investors should evaluate these Non-GAAP financial measures along with the cash flow information prepared in accordance with GAAP and presented in the company's statement of cash flows included with its financial statements in its public filings. In general, investors are urged to review the GAAP financial measures included in this earnings release and NexCen's public filings, and to not rely on any single financial measure to evaluate its business.

The following tables reconcile the Non-GAAP Adjusted EBITDA, Adjusted EBITDA of Brand Business, Non-GAAP Net Income and Non-GAAP Net Income per diluted share financial measures to the most comparable GAAP financial measures.

	RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended December 31, 2007		Twelve Months Ended December 31, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net (Loss) (GAAP measure)	($3,835)	($0.07)	($4,637)	($0.09)
Adjusted for:
Depreciation & amortization	724	$0.01	1,619	$0.03
Stock based compensation	1,520	$0.03	4,215	$0.08
Provision for deferred taxes	1,788	$0.03	3,067	$0.06
Loss from discontinued operations	133	$0.00	586	$0.01
Non-GAAP Net Income	$330		$4,850

Non-GAAP Net Income per share - Basic	$0.01		$0.09
Non-GAAP Net Income per share - Diluted	$0.01		$0.09

Weighted Average Shares Outstanding - Basic	55,116		51,889
Weighted Average Shares Outstanding - Diluted	55,222		54,388

	RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended December 31, 2007		Twelve Months Ended December 31, 2007
	Amount	Impact Per Diluted Share	Amount	Impact Per Diluted Share

Net (Loss) (GAAP measure)	($3,835)	($0.07)	($4,637)	($0.09)
Adjusted for:
Depreciation & amortization	724	$0.01	1,619	$0.03
Stock based compensation	1,520	$0.03	4,215	$0.08
Interest expense, net	1,713	$0.03	2,999	$0.06
Minority interest	71	$0.00	269	$0.00
Provision for taxes	2,279	$0.04	3,749	$0.07
Loss from discontinued operations	133	$0.00	586	$0.01

Adjusted EBITDA	2,605	$0.05	8,800	$0.16
Further Adjusted for:
Corporate SG&A	2,112	$0.04	8,354	$0.15
Professional Fees - Corporate	443	$0.01	1,552	$0.03
Other (income) expense	(27)	$0.00	(318)	($0.01)
Adjusted EBITDA of Brand Business	$5,133	$0.09	$18,388	$0.34
Margin	50%		53%

Brand Business Summary
Revenues	$10,319	$0.19	$34,384	$0.63
SG&A - Brands	$4,348	$0.08	14,391	$0.26
Professional fees - Brands	$838	$0.02	1,605	$0.03
Depreciation	$324	$0.01	797	$0.01
Operating income	$4,809	$0.09	$17,591	$0.32
Adjusted for:
Depreciation	324	$0.01	797	$0.01

Adjusted EBITDA of Brand Business	$5,133	$0.09	$18,388	$0.34
Margin	50%		53%

CONTACT:
NexCen Brands, Inc.
William A. Walkowiak, CFA
Senior Vice President, Investor Relations
212-277-1150
wwalkowiak@nexcenbrands.com